                            FOR IMMEDIATE RELEASE

McCormick Completes Acquisition of Cholula Hot Sauce

HUNT VALLEY, Md., Nov 30, 2020/PRNewswire/ - McCormick & Company Inc. (NYSE: MKC) (the “Company”), a global leader in flavor, today announced that it has completed the purchase of the parent company of Cholula Hot Sauce® from L Catterton. McCormick announced the agreement to acquire Cholula on November 24, 2020.
Cholula, a premium Mexican hot sauce brand, is a strong addition to McCormick’s global branded flavor portfolio, broadening the Company’s offering in the high growth hot sauce category to consumers and foodservice operators. McCormick funded the purchase price of $800 million, which is subject to certain customary purchase price adjustments, through a combination of cash on hand and commercial paper.
“We are very excited about the acquisition of Cholula as it reinforces our overarching focus on growth and creating long-term shareholder value,” said Lawrence E. Kurzius, Chairman, President and Chief Executive Officer. “Cholula is a great strategic addition accelerating our condiment growth opportunities with a complementary authentic Mexican flavor hot sauce. The talented employees of Cholula have built a strong foundation, and when combined with McCormick’s operational expertise and infrastructure, we plan to drive further growth of this iconic brand.”
McCormick expects transaction and integration costs to dilute earnings per share in fiscal years 2020 and 2021 and have no impact to adjusted earnings per share in both years. McCormick expects the transaction to be accretive to adjusted earnings per share in 2021. Adjusted earnings per share exclude, among other items, transaction and integration costs. The Company will provide guidance for fiscal 2021, inclusive of the acquisition, on its fourth quarter earnings call in January 2021.
Forward-looking Information
Certain information contained in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "will," "expect" and "plan." The forward-looking statements contained in this press release include, without limitation, statements related to: the expected impact of the acquisition of Cholula, including among others, on McCormick’s net sales, earnings performance and other financial measures, including the effect of transaction and integration costs on fiscal 2020’s earnings per share and fiscal 2020’s and fiscal 2021’s adjusted earnings per share; expectations regarding McCormick’s condiment growth and Cholula’s growth potential; expectations regarding growth in the hot sauce category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; and the ability to create shareholder value through acquisitions.

These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the failure to retain key employees of Cholula; issues or delays in the successful integration of Cholula’s operations with those of McCormick; difficulties or delays in the successful transition of the Cholula business; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; unexpected events or public health crises, including the ongoing effects of COVID-19; the effects of the increased levels of debt service following the Cholula acquisition as well as the effects that such increased debt service may have on McCormick’s ability to borrow or the cost of such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions; and other risks described in the company's filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2019 and Quarterly Reports on Form 10-Q for each of the quarters in the nine months ended August 31, 2020.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With over $5 billion in annual sales across 150 countries and territories, we manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry including ecommerce channels, grocery, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, Kohinoor, DaQiao, Club House, Aeroplane and Gourmet Garden. Every day, no matter where or what you eat or drink, you can enjoy food flavored by McCormick.

Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Twitter, Instagram and LinkedIn.
#  #  #
For information contact:
Investor Relations:
Kasey Jenkins (410) 771-7140 or kasey_jenkins@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com